Registration No. 333-57665

                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                         Amendment No. 2
                              to
                            Form S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        EASTMAN KODAK COMPANY
        (Exact name of registrant as specified in its charter)

     New Jersey                                  16-0417150
    (State or other jurisdiction of             (I.R.S. Employer
    incorporation or organization)              Identification No.)

    343 STATE STREET, ROCHESTER, NEW YORK       14650
   (Address of principal executive offices)       (Zip code)

                       KODAK STOCK OPTION PLAN
                       (Full title of the plan)

                      JOYCE P. HAAG, Secretary
                        Eastman Kodak Company
                           343 State Street
                      Rochester, New York 14650
                           (716) 724-4368
        (Name, address, and telephone number of agent for service)

Pursuant to Instruction E to Form S-8, the contents of Registration Statement 333-57665 are incorporated by reference.

                    CALCULATION OF REGISTRATION FEE

Title of       Amount to     Proposed     Proposed        Amount of
Security       be            Maximum      Maximum         Registration
to be          Registered    Offering     Aggregate       Fee
Registered                   Price Per    Offering
                             Share (1)    Price

Common         8,100,000     $57.1875     $463,218,750    $122,289.75
Stock par
value $2.50
per share

(1) Determined on the basis of the average of the high and low prices of Kodak Common Stock on the New York Stock Exchange on August 4, 2000 solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h).

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.

Upon the filing of this Amendment No. 2 there will be 16,200,000 shares registered under the Kodak Stock Option Plan (the "Plan"), 8,100,000 shares from Registration Statement No. 333-57665, as amended by amendment No. 1 and 8,100,000 from this Amendment No. 2 to Registration Statement on Form S-8.

PART II

Items 3, 4, 6, 7, and 9 Omitted pursuant to General Instructions E to Form S-8.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities being offered hereby will be passed upon by Gary
P. Van Graafeiland, General Counsel and Senior Vice President of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak Common Stock and is eligible to receive awards under the Plan.

Item 8.  EXHIBITS

Exhibit
Number         Exhibit

4              Kodak Stock Option Plan

5 Opinion of Gary P. Van Graafeiland as to the legality of the securities registered

23A            Consent of PricewaterhouseCoopers LLP, independent accountants

23B Consent of Gary P. Van Graafeiland (included in Exhibit 5 to this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 11th day of August 2000.

                                           Eastman Kodak Company

                                           By:
                                              -------------------------------
                                              Daniel A. Carp*
                                              President and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following person in the capacities indicated on April 11, 2000.

Robert H. Brust*,                Chief Financial Officer and
                                 Executive Vice President

E. Mark Rajkowski*,              Controller

       Name                      Title

George M. C. Fisher*             Chairman of the Board and Director

Richard S. Braddock*             Director

Daniel A. Carp*                  President, Chief Executive Officer, Director

Martha Layne Collins*            Director

Alice F. Emerson*                Director

Paul E. Gray*                    Director

Durk I. Jager*                   Director

Debra L. Lee*                    Director

Paul H. O'Neill*                 Director

John J. Phelan, Jr.*             Director

Laura D'Andrea Tyson*            Director

Richard A. Zimmerman*            Director



*By:/s/Joyce P. Haag
  -------------------------
   Joyce P. Haag
   Under Power of Attorney

EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
KODAK STOCK OPTION PLAN


INDEX TO EXHIBITS

Exhibit

Number      Exhibit                   Location


4          Kodak Stock Option Plan         Incorporated by reference
                                           to Form S-8 filed June 25,
                                           1998, Registration
                                           Statement No. 333-57665

5           Opinion of                      *
            Gary P. Van Graafeiland
            as to the legality
            of the securities registered

23A         Consent of                      *
            PricewaterhouseCoopers LLP,
            independent accountants

23B         Consent of                      Included in Exhibit 5 to
            Gary P. Van Graafeiland         this Registration Statement


* Included as part of the electronic submission of this Registration Statement